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US Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2002

PERFICIENT, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15169 (Commission file number)	74-2853258 (IRS Employer Identification No.)

7600-B North Capital of Texas Highway, Suite 340, Austin, Texas 78731
(Address of principal executive offices)

(512) 531-6000
(Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS

        We have entered into a Convertible Preferred Stock Purchase Agreement, dated as of June 26, 2002, with 2M Technology Ventures, L.P. ("2M") under which we have sold 1,111,000 shares of our Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), to 2M for a purchase price of approximately $0.90 per share. Each share of Series B Preferred Stock is initially convertible into one share of our Common Stock, par value $0.001 per share, at the election of the holder. We have also agreed to issue to 2M, subject to receipt of shareholder approval, a Warrant to purchase up to 555,500 shares of our Common Stock in connection with this sale of Series B Preferred Stock.

        2M has the option to purchase up to an additional 1,666,500 shares of our Series B Convertible Preferred Stock exercisable on or before June 26, 2003, which purchase is subject to shareholder approval. 2M will receive a Warrant to purchase one share of our Common Stock for every two shares of Series B Preferred Stock it purchases pursuant to the option.

        Simultaneously with the sale of shares to 2M by us, 2M purchased from Steven Papermaster, Robert Anderson and Bryan Menell, 300,000, 100,000 and 100,000 shares of Common Stock, respectively, for $.75 per share. Mr. Papermaster is a member of our Board of Directors and each of Messrs. Papermaster, Menell and Anderson are or had been significant holders of our Common Stock.

Use of Proceeds

        We intend to use the proceeds from the sale of the Series B Preferred Stock to further accelerate our previously announced acquisition program, strengthen our working capital position and for other corporate purposes.

Description of Series B Preferred Stock

        The following description of Series B Preferred Stock does not purport to be complete and is subject in all respects to the Delaware General Corporation Law and our Certificate of Incorporation and the Certificate of Designation, Rights and Preferences related to the Series B Preferred Stock.

Conversion	Holders of Series B Preferred Stock have the right to convert such shares of Series B Preferred Stock into our Common Stock. The initial conversion ratio is one-to-one (one share of Common Stock for each share of Series B Preferred Stock converted), subject to adjustment under certain circumstances. Each of the outstanding shares of Series B Preferred Stock will be automatically converted into Common Stock in the event that the closing price of our Common Stock on the Nasdaq SmallCap Market is greater than $3.00 for any twenty consecutive trading days (provided there is an average daily trading volume of at least 50,000 shares of Common Stock during such period) or at the election of holders of 50% of the voting power of the Series B Preferred Stock.

Voting	In addition to any other voting rights provided in our Certificate of Incorporation or as otherwise required by law, holders of Series B Preferred Stock will vote together with holders of Common Stock and holders of any other series of our preferred stock on all matters as to which holders of Common Stock are entitled to vote. Each share of Series B Preferred Stock entitles the holder thereof to one vote. In addition, holders of Series B Preferred Stock, voting as a separate class, are entitled to elect one member of our board of directors.
Dividends	Holders of Series B Preferred Stock are entitled to dividends only upon the liquidation, dissolution, winding up or sale of Perficient or the redemption or conversion of the Series B Preferred Stock. Such dividends will accrue and be payable (in Common Stock) at an annual rate per share equal to approximately $0.90 multiplied by 8%.
Liquidation Preference	In the event of (i) the liquidation, dissolution or winding up of Perficient or (ii) the merger or consolidation of Perficient generally into or with another corporation or other entity (unless, upon consummation of such merger or consolidation, the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than fifty percent of the voting power of the surviving corporation) or the sale or other disposition of all or substantially all the assets of Perficient, then the holders of Series B Preferred Stock will be entitled to receive out of the assets legally available for distribution to our stockholders, pari passu with the holders of any other series of our preferred stock, approximately $1.80 per share (subject to certain adjustments) plus all unpaid, accrued dividend payments. After payment of the full liquidation preference to the holders of Series B Preferred Stock and any other series of our preferred stock, any remaining assets of Perficient will be distributed ratably among the holders of Perficient Common Stock and Preferred Stock. In the event that the assets of Perficient are insufficient to pay the full liquidation preference to the holders of Series B Preferred Stock, the assets of Perficient will be distributed ratably between holders of Series A Preferred Stock and Series B Preferred Stock. In addition, we have agreed to increase the liquidation preference for the Series A Preferred Stock, generally, to $2.00 per share.
Registration Rights	We have agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock (and exercise of the Warrants).
Adjustment to Conversion Ratio	The initial conversion ratio of one share of Common Stock for each share of Series B Preferred Stock will be adjusted proportionally, subject to certain exceptions, in the event that we issue shares of Common Stock or securities convertible or exchangeable into Common Stock or options to purchase Common Stock, for a consideration per share less than the greater of approximately $0.90 (subject to adjustment) or the current market price of our Common Stock.

Redemption	At the request of holders of a majority of the outstanding shares of Series B Preferred Stock made at any time after June 25, 2007 and in the discretion of our Board of Directors, Perficient may redeem such number of shares of Series B Preferred Stock as are requested by the requesting holders of Series B Preferred Stock for a redemption price per share equal to approximately $0.90 (subject to adjustment). The Series B Preferred Stock may also be redeemable if we fail to obtain shareholder approval, as described above, prior to certain dates.
Protective Provisions	Perficient may not (without the approval of a majority of the voting power of the outstanding shares of Series B Preferred Stock), among other things:
	•	Amend or repeal any provision of our certificate of incorporation in a way that would materially and adversely change the rights of holders of Series B Preferred Stock;
	•	Authorize or issue shares of any class of stock, at any time prior to June 25, 2007, ranking on par with or having any preference or priority as to dividends or liquidation superior to Series B Preferred Stock;
	•	Authorize or issue shares of any class of stock or any securities convertible into or exchangeable for any shares of any class of stock of Perficient at any time on or after the fifth anniversary of the closing date of the purchase of Series B Preferred Stock; or
	•	Sell all or substantially all of the assets of Perficient or enter into a merger in which the holders of voting securities of Perficient do not own at least 50% of the voting securities of the surviving corporation, unless, in each case, John T. McDonald is Chief Executive Officer or Chairman of the Board at the time such transaction is approved by our Board of Directors and 2M Companies, Inc. (including its affiliates) owns less than 20% of Perficient's equity on a fully diluted basis.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)
Exhibits

EXHIBIT NO.	DESCRIPTION
Exhibit 4.1.	Certificate of Designation, Rights and Preferences of Series B Preferred Stock of Perficient, Inc.
Exhibit 4.2.	Form of Common Stock Purchase Warrant.
Exhibit 10.1.	Convertible Stock Purchase Agreement, dated as of June 26, 2002.
Exhibit 10.2.	First Amended and Restated Investor Rights Agreement, dated as of June 26, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Date: July 17, 2002	By:	/s/ MATTHEW CLARK Matthew Clark Chief Financial Officer

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  ITEM 5. OTHER EVENTS
  Use of Proceeds
  Description of Series B Preferred Stock
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES